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                                                   AmericasBank Corp.
                                                   Contact:  Mark H. Anders
                                                   Phone:    443-921-0804
                                                   Website:
                                                   www.americasbank.com


                        TWO NEW HIRES KEEP MOMENTUM GOING
                           FOR AMERICASBANK EXPANSION


TOWSON, Md. (September 19, 2007) AmericasBank, a subsidiary of AmericasBank Corp. (Nasdaq: AMAB), has made two more key hires as it continues its expansion.

AmericasBank President and CEO Mark H. Anders announced that Faye Currie will serve as Vice-President and Bank Manager at Annapolis Community Bank, while Emil Keller has been hired as Vice President, Commercial Banking at Towson Community Bank.

The banking centers in Annapolis and Towson are the first two of a projected three to five community banking centers that AmericasBank will open in central Maryland in the coming years. Each banking center will be independently-operated and marketed under its own trade name as a division of the Company.

Anders said that Currie and Keller fit the profile that AmericasBank is looking for in executives to help run its local banking centers. "Faye and Emil are both seasoned bankers and long-standing members of their communities," Anders said. "They have the kind of local knowledge and feel for the community that only comes with years of being on the ground, living and working with the people who they'll be trying to help every day."

"What we're trying to do at our community banking centers is to identify long-serving, savvy local bankers like these and empower them to make decisions, so our customers can get what they want from their bank."

Currie will join Bank President Eric Edstrom on the decision-making team at Annapolis Community Bank. She brings more than twenty years local banking experience to the job, most recently managing consumer and corporate deposit portfolios for Suburban Federal Savings Bank. Currie is heavily involved with local civic and charitable groups in Annapolis, ranging from the Annapolis Jaguars Youth Athletics and Annapolis Magic Soccer Club to the Annapolis & Anne Arundel County Chamber of Commerce and the nationally-known Kunta Kinte Heritage Festival.

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Keller will team with Bank President Ellen Fish at Towson Community Bank. Keller
began his banking career in the area nearly 20 years ago with Equitable, and most recently worked in commercial lending at Provident Bank. He serves on the Parish Life Committee at his church and as cub master for a local Cub Scout pack.

Anders said that the new hires continue the momentum begun this spring with the unveiling of AmericasBank's expansion plans and the hiring of Edstrom and Fish to helm the first two banking centers. "AmericasBank is becoming a family of community banking centers organized to look, act, and feel like independent local banks," Anders said. "We believe that small, independently-operated community banking centers can be highly successful by providing the personal service and common sense solutions not offered by big banks.

"A family of such banking centers offers the opportunity for steady, controlled growth," Anders said. "Faye Currie and Emil Keller will help make this happen."

ABOUT AMERICASBANK CORP.
AmericasBank Corp. is the parent company of AmericasBank, a Maryland-chartered commercial bank headquartered in Towson, Maryland. AmericasBank is dedicated to contributing to the growth and prosperity of the communities it serves, with a special focus on serving the needs of the business community and promoting home ownership.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements, regarding AmericasBank Corp.'s anticipated future results of operations, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: the risk that AmericasBank Corp. may continue to incur losses; the possible loss of key personnel; the inability to successfully implement strategic initiatives; risk of changes in interest rates, deposit flows and loan demand; risk associated with having a large percentage of residential real estate loans secured by investment properties; risk of an industry concentration with respect to deposits; risk of credit losses; risks associated with residential mortgage lending, including acting as a correspondent lender; risk associated with a slowdown in the housing market or high interest rates; the allowance for loan and lease losses may not be sufficient; operational risks of the leasing companies to which AmericasBank has extended credit in connection with the lease portfolio; dependence on third party vendors; risk of possible future regulatory action as a result of past violations of the Real Estate Settlement Procedures Act; as well as changes in economic, competitive, governmental, regulatory, technological and other factors that may affect AmericasBank Corp. or AmericasBank specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. AmericasBank Corp. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the AmericasBank Corp.'s filings with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.